Exhibit 10.28

LEASE CONTRACT
Of
MOUNTAIN WASTE

Land Leasor (Party A): Yaodianzi Town Houwujia Village Council

Land Lessee (Party B): Shandong Longkong Tourism Group Co.,Ltd

Through a consultation among Party B and Party A and villager representative, Party A agrees to lease the Land (describing in Article) to Party B as to developing the tourism; In accordance with the county land collecting act of People's Republic of China and the contract regulation of Shandong rural collective operating, both parties agrees to sign the contract and commit to abide by it.

Article 1: Description of the Land

Mountain waste 3 lots:

The first lot:

      Located in front of China Mobile antenna tower, south border reaches to Mushangxian mountain waste; west border to Yongfu village mountain waste; east border to Houlou mountain waste; north border to Houwu village land border. No ground attachment, total area: 56 Chinese Mu

The second lot:

    Located in front of high tension cable iron mast, south border reaches to Yongfu village mountain waste; north border to Liu benhong peach plantain, Yishandian mountain waste and Houwu village land border; east border to Haizi mountain waste; west border to Houwu hill and Haizi mountain waste and land; 1,440 trees planted on the ground of the lot, which valued 11,520.00 Yuan, compensation has been provided. Total area: 200 Chinese Mu.

Article 2: The lease term is 60 years, from 1-1-2005 to 01-1-2065.

Article 3: Lease Rental and Payment

RMB 200,000.00 Yuan has been paid in a lump sum on the date of signing the contract.

Article 4: Party A's Right and Obligation

4.1 Party A has the right to supervise the status of land using and developing, if party B causes any damage to the land or any soil and water loss, Party A may stop Party B's actions and claim the loss compensation.

4.2 within the period of the contract, Party A shall respect and protect

Party B's Land using right and autonomous operating, shall assist Party B to maintain business operation and assort with villagers; so that, party A could carry out business freely.

Article5: Party B's right and Obligation

5.1 Managing the land pursuant to relevant State policy, laws and regulations. The land resources shall not be damaged, otherwise, Party B shall be punished pursuant to relevant State policy, laws and regulations.

5.2 If an no-agriculture purpose construction is being built on the mountain waste, Party B shall obtain the approval of land using purpose pursuant to land management law, and shall pay Party A relevant expense.(the area of non-agriculture purpose using land shall be deducted from the total land area in the contract, also above mentioned relevant expenses shall be deducted from the land lease rental)

5.3 The Party B may transfer the land using right to a third party with a prior consent from Party A.

5.4 Within the period of the contract, the right of using and developing the land may be inherited until the contract expires.

6. Other provision

6.1 Within the period of the contract, any legal representative/Principal or authorized person of any party changed, which shall cause no revision or termination to the contract. if a amendment or a termination is needed, both parties shall approve it through consultations, and shall be filed with Attestation Authority

6.2 When the contract expired, all the ground attachment invested by Party B, shall be evaluated and sold to Party A; if party B not accepts it, Party shall dispose it himself.

6.3 Within the period of the contract, Party A shall not allow any villager to dig new grave.

6.4 within the period of the contract, any reimbursement from any level government, Party A shall enjoy the benefit, in another side, any public imposition from any level government, Party A shall bear it.

VII. Unconcluded matters shall be resolved through consultation pursuant to Regulation of Shandong Rural Collective Economy Contract Operating.

VIII. The dispute arising out, which is not able to be resolved through consultation, it shall be submitted to Town Council Authority to reconcile; or submits it directly to a Court.

IX. This contract is made out in 3 copies, each for both parties, one for Attestation Authority.

Leasor (Party A): (seal)            Yaodianzi town Houwujia Village council (sealed)

Authorized person:     /s/ WU YUQIANG

  Leasee (Party B): (seal)          Shandong Longkong Tourism Group Co., Ltd (sealed)

Authorized person:        /s/ ZHANG SHANJIU

Attestation Authority: (seal)     Yaodianzi Town Reconciliation committee of Rural Collective Economy Contract Operating   (sealed)

Attestator:                     /s/ FENG SHANQING

YaoDianzi Town Government Approval             (sealed)

Date:  30-9-2004